Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Glimcher Realty Trust
Columbus, Ohio
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-188534 and 333-177801), Form S-11 (No. 33-69740) and Form S-8 (Nos. 333-84537, 333-143237, and 333-181319) of Glimcher Realty Trust of our reports dated February 25, 2014, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Glimcher Realty Trust’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Chicago, Illinois

February 25, 2014